UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2011

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective July 1, 2011, Group 1 Automotive, Inc. (the "Company") entered into an amended and restated five-year revolving syndicated credit arrangement with 21 financial institutions, including four manufacturer-affiliated finance companies (the "Credit Facility"). The Credit Facility matures in June 2016 and provides $1.35 billion of financing which can be expanded to its maximum commitment of $1.60 billion, subject to participating lender approval. This Credit Facility consists of two tranches: $1.1 billion for vehicle inventory floorplan financing, which we refer to as the floorplan tranche, and $250.0 million for working capital, including acquisitions. Up to half of the working capital line can be borrowed in either Euros or Pounds Sterling. The acquisition line bears interest at LIBOR plus a margin that ranges from 150 to 250 basis points, depending on our leverage ratio. The floorplan tranche bears interest at rates equal to LIBOR plus 150.0 basis points for new vehicle inventory and LIBOR plus 175.0 basis points for used vehicle inventory.

All of our dealership-owning subsidiaries are co-borrowers under our Credit Facility and as such, they are liable on a joint and several basis for obligations under the Credit Facility, with certain exceptions. Our Credit Facility contains a number of significant covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, create liens on assets, make investments and engage in mergers or consolidations. We are also required to comply with specified financial tests and ratios defined in the Credit Facility, such as fixed-charge coverage, leverage, and a minimum net worth requirement, among others. The Credit Facility also contains typical Events of Default (as defined in the Credit Facility) for both the floor plan tranche and the acquisition line, including change of control, non-payment of obligations and cross-defaults to certain of our other material indebtedness. Upon the occurrence of an Event of Default, we could be required to immediately repay all or certain portions of the amount outstanding under the Credit Facility.

Our obligations under the Credit Facility are secured by essentially all of our personal property (other than equity interests in dealership-owning subsidiaries) including all motor vehicle inventory and proceeds from the disposition of dealership-owning subsidiaries.

Our Ford and Lincoln dealerships will continue to obtain new vehicle floor plan financing from Ford Motor Credit Company.

The description of the Credit Facility set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Credit Facility, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On July 6, 2011, the Company issued a press release announcing that it had completed a $1.35 billion five-year revolving syndicated credit facility that will expire in June 2016. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

10.1 Eighth Amended and Restated Revolving Credit Agreement, dated effective as of July 1, 2011.
99.1 Press Release of Group 1 Automotive, Inc., dated as of July 6, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

July 6, 2011	By:	/s/John C. Rickel

Name: John C. Rickel
Title: Senior Vice President & CFO

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Exhibit Index

Exhibit No.	Description

10.1	8th Amended and Restated Revolving Credit Agreement dated effective July 1, 2011.
99.1	Press release of Group 1 Automotive, Inc., dated as of July 6, 2011.